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                                                                     EXHIBIT 8.1

                             KOREA THRUNET CO., LTD

            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2002

                                                                       PERCENTAGE OF
                                                                       OWNERSHIP AND
                                          JURISDICTION OF           VOTING INTEREST HELD
             NAME                          INCORPORATION                 BY THRUNET
             ----                          -------------                 ----------
Ginam Broadcasting Comm.                       Korea                      24.36%

Nowcom Co., Ltd.                               Korea                      34.22%

Korea.com Communications Co., Ltd.             Korea                      91.95%

TriGem Edunet, Inc.                            Korea                      27.59%

Multiplus Limited(1)                           Korea                          5%

ENS Securitization Limited(1)                  Korea                          -

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     1    The operations of Multiplus and ENS Securitization were included in our consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" due to the fact that each of the transactions with Multiplus and ENS Securitization, our special purpose entities, did not qualify as a true sale, thus the operations of the special purpose entities were consolidated under US GAAP. See "Item 5--Operating and Financial Review and Prospects--Off-Balance Sheet Arrangements".